Exhibit 10.62

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to the Employment Agreement (this “Third Amendment”), dated as of December 18, 2006, is entered into by and among Peninsula Gaming, LLC, a Delaware limited liability company (“Employer”), Peninsula Gaming Partners, LLP (“PGP”), a Delaware limited liability company, and Jonathan Swain (“Employee”).

WHEREAS, Employer and Employee entered into an Employment Agreement, dated as of July 14, 2004, as amended by that certain Amendment to Employment Agreement, dated as of February 25, 2005 and by that certain Second Amendment to Employment Agreement, dated as of September 12, 2005 (as amended, the “Agreement”); and

WHEREAS, the parties hereto desire to further amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for good and valuable consideration the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Clause (b) of Section 4 of the Agreement is hereby amended by deleting the fifth sentence thereof in its entirety and replacing it with the following:

“Upon any termination of this Agreement or of Employee’s employment with the Employer hereunder for any reason, all Granted Units which shall have vested as of the date of termination or expiration of the Term, shall, upon the request of the Employee, and subject to any restrictions or limitations contained in any financing arrangements of PGP or any of its direct and indirect subsidiaries, be redeemed by PGP for cash at the fair market value thereof (as determined below), within 90 days of the date of such request.”

2.             Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. During the Effective Period, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Third Amendment.

3.             Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

4.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

PENINSULA GAMING, LLC

By:	/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

By:	/s/ Jonathan Swain
Jonathan Swain

PENINSULA GAMING PARTNERS, LLP

By:	/s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer